UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2017 (November 7, 2017)

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 10.1

Form of Restricted Stock Unit Agreement under the Company’s Amended and Restated 2012 Incentive Compensation Plan for restricted stock units awarded to directors and certain executive officers from and after November 7, 2017

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On November 7, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ormat Technologies, Inc. (the “Company”) and the Board approved certain changes to the compensation of the Company’s chief executive officer (“CEO”), chief financial officer (“CFO”) and other named executive officers (collectively, the “NEOs”), effective immediately. The changes impact the cash and / or equity components of each NEO’s base salary and / or incentive compensation payable pursuant to the Company’s Amended and Restated 2012 Incentive Compensation Plan, effective as of and approved by the Company’s stockholders on May 8, 2012 (the “Plan”), in each case as further described below.

The Compensation Committee and the Board approved these changes, following consultation and discussion with executive compensation consultants and review of a commissioned benchmarking report as well as publicly available information regarding peer comparison data, in each case, for mid-cap companies and energy sector companies, in order to ensure that the Company’s senior management team is incentivized to continue to deliver strong performance, strengthen alignment of the Company’s senior management team with the recently revised Board and the Company’s stockholders, strike the appropriate balance between short, medium and long-term goals, ensure that the compensation arrangements reflect evolving market trends and investor concerns, and update the performance hurdles to ensure alignment with evolving corporate targets.

The Committee and the Board, which previously approved the grant by the Company of solely stock options and stock appreciation rights (“SARs”) to all NEOs pursuant to the Plan as the equity component of the NEOs’ annual incentive compensation, replaced a portion of such stock options and SARs with restricted stock units (“RSUs”) so that from November 7, 2017, the Company will grant to its NEOs and certain other executive officers equity compensation with a target value mix of two-thirds of SARs and one-third of RSUs. The RSUs and SARs are time-vested and will vest according to the following schedules: RSUs and SARs granted to the CEO will vest 22%, 22%, 28% and 28%, respectively, on the one, two, three and four year anniversaries of the date of grant, and RSUs granted to the other NEOs, including the CFO, will vest 25% on each of the one, two, three and four year anniversaries of the date of grant. Each RSU represents the right to receive one share of the Company’s Common Stock upon vesting and is valued on the date of grant based on the closing price of the Company’s Common Stock on the next business day following such date of grant. SARs will continue to vest according to the following schedule: SARs granted to all NEOs, except the CEO, will vest 25% on each of the one, two, three and four year anniversaries of the date of grant and are valued based on the closing price of the Company’s Common Stock on the next business day following the date of grant. All SARs will be paid in shares of the Company’s Common Stock with a value equal to the amount by which the market value of all shares of the Company’s Common Stock in respect of which the SAR is exercised exceeds the grant price of such SAR. RSUs and SARs granted to the CEO and CFO are subject to clawback under certain circumstances.

The Form of Restricted Stock Unit Agreement for restricted stock units awarded to directors and certain executive officers from and after November 7, 2017 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CEO

Following approval by the Committee and the Board as described above, the CEO, Mr. Isaac Angel, will receive cash compensation consisting of an annual base salary of approximately $609,000, representing an increase in annual base salary of approximately 31%, and an annual cash bonus opportunity of up to $900,000. Mr. Angel’s annual cash bonus will be awarded 75% based on achievement of specific performance metrics that measure the financial performance of the Company and are set by the Committee at the beginning of each fiscal year and 25% at the discretion of the Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities. Previously, Mr. Angel received cash compensation consisting of an annual base salary of $464,840 and an annual cash bonus opportunity of 0.75% of the Company’s annual consolidated net income up to and including $50,000,000 plus 1.00% of the portion of the Company’s annual consolidated net income above $50,000,000, not to exceed $750,000. On November 7, 2017, Mr. Angel was granted equity incentive compensation with an aggregate value of $6,445,000 that will vest over time as described above and that has a target value mix of two-thirds of SARs and one-third of RSUs, with the actual number of SARs and RSUs granted to Mr. Angel based on the closing price of the Company’s Common Stock on the next business day following the date of grant. The Company and Mr. Angel are finalizing a supplemental agreement reflecting Mr. Angel’s compensation package approved by the Committee and the Board on November 7, 2017, which will be promptly filed with the Securities and Exchange Commission (“SEC”) once finalized.

CFO

Following approval by the Committee and the Board as described above, the CFO, Mr. Doron Blachar, will receive cash compensation consisting of an annual base salary of approximately $381,250, representing an increase in annual base salary of approximately 4%, and an annual cash bonus opportunity of up to $297,000. Mr. Blachar’s annual cash bonus will be awarded 75% based on achievement of specific performance metrics that measure the financial performance of the Company and are set by the Committee at the beginning of each fiscal year and 25% at the discretion of the Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities. Previously, Mr. Blachar received cash compensation consisting of an annual base salary of $366,587 and an annual cash bonus awarded pursuant to the Company’s annual management incentive plan, subject to the approval of the Board. On November 7, 2017, Mr. Blachar was granted equity incentive compensation with an aggregate value of $1,808,000 that will vest over time as described above and that has a target value mix of two-thirds of SARs and one-third of RSUs, with the actual number of SARs and RSUs granted to Mr. Blachar based on the closing price of the Company’s Common Stock on the next business day following the date of grant. The Company and Mr. Blachar are finalizing a supplemental agreement reflecting Mr. Blachar’s compensation package approved by the Committee and the Board on November 7, 2017, which will be promptly filed with the SEC once finalized.

Other NEOs

On November 7, 2017 following approval by the Committee and the Board, Mr. Zvi Krieger, the Company’s Executive Vice President of the Electricity Segment, and Mr. Bob Sullivan, the Company’s Executive Vice President of Business Development, Sales and Marketing, both NEOs, were each granted equity incentive compensation with an aggregate value of $250,000 that will vest over time as described above and that has a target value mix of two-thirds of SARs and one-third of RSUs, with the actual number of SARs and RSUs granted to each of Mr. Krieger and Mr. Sullivan based on the closing price of the Company’s Common Stock on the next business day following the date of grant.

Item 8.01	Other Events.

In connection with the Committee’s and Board’s review of the Company’s compensation policies with respect to the NEOs, including the CEO and CFO, on November 7, 2017, the Committee and the Board approved certain changes to director compensation, effective immediately. These changes included the introduction of RSUs as a component of the equity compensation paid to directors and other changes to bring director compensation in line with the Company’s peer group and appropriately incentivize Board performance following the Committee’s and Board’s review of peer and other benchmarking data.

From November 7, 2017, all directors will receive annual cash compensation consisting of a $60,000 annual cash retainer plus a per meeting cash fee consistent with prior practice, capped at $35,000 in the aggregate, regardless of the number of meetings such director attends. In addition, the Chairs of the Audit Committee, Compensation Committee and Investment Committee of the Board will be entitled to a supplemental annual cash retainer of $15,000, $10,000 and $10,000, respectively, none of which will be subject to the $35,000 cap. The non-executive Chairman of the Board will receive a supplemental annual retainer with an aggregate value of $100,000, consisting of a $40,000 cash retainer and an equity award with a value of $60,000, as further described below.

The Committee and the Board, which previously approved the grant by the Company of solely stock options to the Company’s directors, replaced such stock options with RSUs and SARs so that from November 7, 2017, the Company will grant to its directors equity compensation with a target value mix of 80% RSUs and 20% SARs.

As further described below and consistent with the Company’s prior director compensation practices, three of the Company’s nine directors and the Chairman of the Board were recently granted stock options upon joining the Board in August 2017. Accordingly, the Committee and the Board determined that participation by these four directors in the equity component of the recently approved director compensation package would be deferred until November 2018 in order to avoid such directors receiving multiple equity grants during their first 12 months of service.

On November 7, 2017 following approval by the Committee and the Board, five of our nine directors, not including the Chairman of the Board, were granted annual equity incentive compensation with an aggregate value of $120,000 and a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of the Company’s Common Stock on the next business day following the date of grant. The Chairman of the Board was granted the $60,000 equity component of his supplemental annual retainer with a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of the Company’s Common Stock on the next business day following the date of grant. The remaining three of our nine directors and the Chairman of the Board, that were recently granted stock options in August 2017 when they became directors, will be granted annual equity incentive compensation with an aggregate value of $120,000 and a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of the Company’s Common Stock on the next business day following the date of grant, beginning in November 2018 (at the same time as all other Board directors).

In the event of any proposed extraordinary transaction involving the Company that, in the discretion of the Board, requires the appointment of a special committee of the Board, the compensation of all directors serving on such special committee for such service shall be determined by the Committee at the time such special committee is appointed and empowered. Any compensation payable to such directors for such service will not be subject to the $35,000 cap on per meeting cash fees payable to the directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1

Form of Restricted Stock Unit Agreement under the Company’s Amended and Restated 2012 Incentive Compensation Plan for restricted stock units awarded to directors and certain executive officers from and after November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: November 9, 2017